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FOR IMMEDIATE RELEASE

DIAMONDROCK HOSPITALITY COMPANY REPORTS PRELIMINARY FOURTH QUARTER AND FULL YEAR 2018 RESULTS
Provides 2019 Outlook
Repurchases 6.5 Million Shares
BETHESDA, Maryland, Thursday, January 31, 2019 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH) today announced preliminary results of operations for the fourth quarter and year ended December 31, 2018 and its outlook for 2019. The Company’s final detailed results of operations for the quarter and year ended December 31, 2018 will be announced on February 25, 2019.

Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company stated, “Full year 2018 results were consistent with our internal expectations and above the mid-point of our guidance. We were pleased with 1.3% RevPAR growth in light of an 80 basis point headwind from renovation disruption and an additional 50 basis point headwind from the union strike and Marriott/Starwood integration issues at the Boston Westin. The year also marked great progress on several major repositionings, including the Hotel Emblem San Francisco and Havana Cabana Key West. Additionally, we repurchased 6.5 million shares of our stock over the last 60 days under our share repurchase plan to take advantage of our discount to NAV and the recent pullback in lodging REIT stock prices.”

Preliminary 2018 Results
The Company’s preliminary results for the fourth quarter and year ended December 31, 2018 are as follows:

	Fourth Quarter	Full Year
Preliminary Comparable Operating Results (1)
RevPAR Growth	1.9%	1.3%

Preliminary Actual Operating Results (2)
Revenues	$223.4M	$863.7M
Net income	$22.0M - $23.0M	$85.7M - $86.7M
Earnings per diluted share	$0.10 - $0.11	$0.41 - $0.42
Adjusted EBITDA	$63.0M - $64.0M	$252.5M - $253.5M
Adjusted FFO	$52.0M - $52.5M	$208.5M - $209.0M
Adjusted FFO per diluted share	$0.25	$1.01
Weighted average diluted shares outstanding	209.1M	206.2M

(1) Comparable operating results include our 2018 and 2017 acquisitions for all periods and exclude the Frenchman's Reef and Morning Star Marriott Beach Resort (“Frenchman's Reef”) and Havana Cabana Key West for all periods presented due to the closure of these hotels. In addition, comparable operating results exclude Hotel Emblem (formerly Hotel Rex) from September 1 to December 31, 2018 and the comparable period of 2017 due to the closure of the hotel for renovation. Pre-acquisition operating results of acquired hotels were obtained from the seller during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by each seller and these pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.
(2) Actual operating results include Frenchman’s Reef, Havana Cabana Key West and Hotel Emblem and the operating results of hotels acquired for the Company's respective ownership periods.

Please see “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “Adjusted EBITDA,” “FFO” and “Adjusted FFO” and a reconciliation of these measures to net income.

The preliminary results are not audited and are subject to adjustments that may result from the completion of the Company’s year-end closing process. As previously announced, the Company intends to release final 2018 financial results after the market closes on February 25, 2019, and hold its earnings call on February 26, 2019.

Share Repurchase Program

The Company has repurchased 6.5 million shares of its common stock at an average price of $9.50 per share since it began repurchasing shares in December 2018. The Company repurchased 3.4 million shares of its common stock at an average price of $9.49 per share for a total purchase price of $32.2 million during the fourth quarter of 2018. Subsequent to December 31, 2018, the Company repurchased 3.1 million shares of its common stock at an average price of $9.52 per share for a total purchase price of $30.0 million. The Company has $188 million of remaining authorized capacity under its $250 million share repurchase program.

Frenchman’s Reef Update

The Company is in the process of rebuilding Frenchman’s Reef following the significant damage caused by the hurricanes in 2017 and the resort is expected to reopen in 2020. Under its insurance policy, the Company is entitled to be compensated for, among other things, the cost to replace the damaged property, as well as for lost profits during the rebuilding period. The Company and its insurers are currently in discussions and litigation regarding the Company's insurance claim and the Company plans to provide a more comprehensive update on its earnings call scheduled for February 26, 2019.

2019 Guidance

The Company is providing annual guidance for 2019, but does not undertake to update it for any developments in its business. Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission. Comparable RevPAR growth assumes all of the Company’s hotels were owned as of January 1, 2018, but excludes Havana Cabana Key West for January 1 to March 31, 2018 and 2019, Hotel Emblem for September 1 to December 31, 2018 and 2019 and Frenchman’s Reef for all periods.

The Company expects full year 2019 Comparable RevPAR growth in the range of 0.5 percent to 2.5 percent for its portfolio. Accordingly, the Company is providing the following guidance:

Metric	Low End	High End

(Includes Frenchman's Reef Business Interruption Agreed Upon For Partial Year 2019)
Adjusted EBITDA	$256 million	$268 million
Adjusted FFO	$204 million	$214 million
Adjusted FFO per share (based on 205 million diluted shares)	$1.00 per share	$1.04 per share

The guidance above incorporates business interruption insurance income related to Frenchman's Reef of only $8.8 million, which is less than the $16.1 million recognized in 2018. The Company believes it is entitled to at least $16.1 million of business interruption insurance income for the full year 2019, but the insurers have only agreed to $8.8 million at this time, which represents lost profits through April 2019. The Company continues to negotiate with its insurers to recover all of the amounts to which it believes it is legally entitled, but the timing of a resolution is uncertain. The following chart provides a quarterly comparison of income received from business interruption insurance in 2018 and projected for 2019:

Frenchman's Reef BI Income	Quarter 1	Quarter 2	Quarter 3	Quarter 4	Full Year
2018	$5.3 million	$2.0 million	$5.7 million	$3.1 million	$16.1 million
2019	$8.8 million	TBD	TBD	TBD	$8.8 million + TBD

The Company's guidance also incorporates renovation disruption of approximately $3 million to $4 million to Hotel Adjusted EBITDA and does not incorporate any additional share repurchases.

About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations. The Company owns 31 premium quality hotels with over 10,000 rooms. The Company has strategically positioned its hotels to be operated both under leading global brand families such as Hilton and Marriott as well as unique boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made, including statements related to the expected duration of closure of Frenchman’s Reef and anticipated insurance coverage. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with U.S. GAAP. EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable U.S. GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with U.S. GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by U.S. GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our U.S. GAAP results and the reconciliations to the corresponding U.S. GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA, EBITDAre and FFO

EBITDA represents net income (calculated in accordance with U.S. GAAP) excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. The Company computes EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre represents net income (calculated in accordance with U.S. GAAP) adjusted for: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; (4) gains or losses on the disposition of depreciated property including gains or losses on change of control; (5) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (6) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

We believe EBITDA and EBITDAre are useful to an investor in evaluating our operating performance because they help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization, and in the case of EBITDAre, impairment and gains or losses on dispositions of depreciated property) from our operating results. In addition, covenants included in our debt agreements use EBITDA as a measure of financial compliance. We also use EBITDA and EBITDAre as one measure in determining the value of hotel acquisitions and dispositions.

The Company computes FFO in accordance with standards established by the Nareit, which defines FFO as net income determined in accordance with U.S. GAAP, excluding gains or losses from sales of properties, impairment losses on depreciable real estate consolidated on the Company’s balance sheet, impairment losses on any investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures and real estate-related depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate depreciation and amortization and gains or losses on the sale of assets. The Company also uses FFO as one measure in assessing its operating results.

Adjustments to EBITDAre, FFO and Hotel EBITDA

We adjust EBITDAre, FFO and Hotel EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, Adjusted FFO and Hotel Adjusted EBITDA when combined with U.S. GAAP net income, EBITDA, EBITDAre, FFO and Hotel EBITDA, is beneficial to an investor's complete understanding of our consolidated and property-level operating performance.

We adjust EBITDAre, FFO and Hotel EBITDA for the following items:

•
Non-Cash Ground Rent: We exclude the non-cash expense incurred from the straight line recognition of rent from our ground lease obligations and the non-cash amortization of our favorable lease assets. We exclude these non-cash items because they do not reflect the actual rent amounts due to the respective lessors in the current period and they are of lesser significance in evaluating our actual performance for that period.

•
Non-Cash Amortization of Favorable and Unfavorable Contracts: We exclude the non-cash amortization of the favorable and unfavorable contracts recorded in conjunction with certain acquisitions because the non-cash amortization is based on historical cost accounting and is of lesser significance in evaluating our actual performance for that period.

•
Cumulative Effect of a Change in Accounting Principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these adjustments, which include the accounting impact from prior periods, because they do not reflect the Company’s actual underlying performance for the current period.

•
Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because these gains or losses result from transaction activity related to the Company’s capital structure that we believe are not indicative of the ongoing operating performance of the Company or our hotels.

•
Hotel Acquisition Costs: We exclude hotel acquisition costs expensed during the period because we believe these transaction costs are not reflective of the ongoing performance of the Company or our hotels.

•
Severance Costs: We exclude corporate severance costs, or reversals thereof, incurred with the termination of corporate-level employees and severance costs incurred at our hotels related to lease terminations or structured severance programs because we believe these costs do not reflect the ongoing performance of the Company or our hotels.

•
Hotel Manager Transition Items: We exclude the transition items associated with a change in hotel manager because we believe these items do not reflect the ongoing performance of the Company or our hotels.

•
Other Items:  From time to time we incur costs or realize gains that we consider outside the ordinary course of business and that we do not believe reflect the ongoing performance of the Company or our hotels. Such items may include, but are not limited to, the following: pre-opening costs incurred with newly developed hotels; lease preparation costs incurred to prepare vacant space for marketing; management or franchise contract termination fees; gains or losses from legal settlements; costs incurred related to natural disasters; and gains from insurance proceeds, other than income related to business interruption insurance.

In addition, to derive Adjusted FFO we exclude any fair value adjustments to debt instruments. We exclude these non-cash amounts because they do not reflect the underlying performance of the Company.

Reconciliations of Non-GAAP Measures

EBITDA, EBITDAre and Adjusted EBITDA

The following tables are reconciliations of our GAAP net income to EBITDA, EBITDAre and Adjusted EBITDA (in millions):

	Three Months Ended December 31, 2018		Year Ended December 31, 2018
	Low End	High End	Low End	High End
Net income	$22.0	$23.0	$85.7	$86.7
Interest expense	10.5	10.5	41.0	41.0
Income tax expense	0.5	1.0	3.0	3.5
Real estate related depreciation and amortization	27.5	27.0	105.0	104.5
EBITDA	60.5	61.5	234.7	235.7
Impairment losses	—	—	—	—
Loss on sale of hotel properties	—	—	—	—
EBITDAre	60.5	61.5	234.7	235.7
Non-cash ground rent	2.0	2.0	7.3	7.3
Non-cash amortization of favorable and unfavorable contract liabilities, net	(0.5)	(0.5)	(2.0)	(2.0)
Hurricane-related costs (1)	0.8	0.8	4.0	4.0
Hotel manager transition and pre-opening items (2)	0.2	0.2	(1.5)	(1.5)
Gain on property insurance settlement	—	—	(1.7)	(1.7)
Severance costs (3)	—	—	11.7	11.7
Adjusted EBITDA	$63.0	$64.0	$252.5	$253.5

(1)
Represents stabilization, cleanup, and other costs (such as professional fees and hotel labor) incurred at our hotels impacted by Hurricanes Irma or Maria that have not been or are not expected to be recovered by insurance.

(2)
Three months ended December 31, 2018 consists of $0.2 million related to pre-opening costs related to the reopening of Hotel Emblem. Year ended December 31, 2018 consists of (a) manager transition costs of $0.1 million related to the Hotel Emblem, L'Auberge de Sedona and Orchards Inn Sedona and (b) pre-opening costs of $0.6 million related to the reopening of the Havana Cabana Key West and Hotel Emblem, offset by $2.2 million of accelerated amortization of key money in connection with the termination of the Frenchman's Reef management agreement.

(3)
Year ended December 31, 2018 consists of (a) $10.9 million related to payments made to unionized employees under a voluntary buyout program at the Lexington Hotel New York, which are classified within other hotel expenses on the consolidated statement of operations and (b) $0.8 million related to the departure of our former Executive Vice President and Chief Financial Officer, which is classified within corporate expenses on the consolidated statement of operations.

	Full Year 2019 Guidance
	Low End	High End
Net income	$86.7	$97.7
Interest expense	48.5	47.5
Income tax expense	3.5	6.5
Real estate related depreciation and amortization	110.0	109.0
EBITDAre	248.7	260.7
Non-cash ground rent	7.3	7.3
Non-cash amortization of favorable and unfavorable contracts, net	(2.0)	(2.0)
Hurricane-related costs	2.0	2.0
Adjusted EBITDA	$256.0	$268.0

FFO and Adjusted FFO
The following tables are reconciliations of our GAAP net income to FFO and Adjusted FFO (in thousands):

	Three Months Ended December 31, 2018		Year Ended December 31, 2018
	Low End	High End	Low End	High End
Net income	$22.0	$23.0	$85.7	$86.7
Real estate related depreciation and amortization	27.5	27.0	105.0	104.5
FFO	49.5	50.0	190.7	191.2
Non-cash ground rent	2.0	2.0	7.3	7.3
Non-cash amortization of favorable and unfavorable contract liabilities, net	(0.5)	(0.5)	(2.0)	(2.0)
Hurricane-related costs (1)	0.8	0.8	4.0	4.0
Hotel manager transition and pre-opening items (2)	0.2	0.2	(1.5)	(1.5)
Gain on property insurance settlement	—	—	(1.7)	(1.7)
Severance costs (3)	—	—	11.7	11.7
Adjusted FFO	$52.0	$52.5	$208.5	$209.0
Adjusted FFO per diluted share	$0.25	$0.25	$1.01	$1.01

(1)
Represents stabilization, cleanup, and other costs (such as professional fees and hotel labor) incurred at our hotels impacted by Hurricanes Irma or Maria that have not been or are not expected to be recovered by insurance.

(2)
Three months ended December 31, 2018 consists of $0.2 million related to pre-opening costs related to the reopening of Hotel Emblem. Year ended December 31, 2018 consists of (a) manager transition costs of $0.1 million related to the Hotel Emblem, L'Auberge de Sedona and Orchards Inn Sedona and (b) pre-opening costs of $0.6 million related to the reopening of the Havana Cabana Key West and Hotel Emblem, offset by $2.2 million of accelerated amortization of key money in connection with the termination of the Frenchman's Reef management agreement.

(3) Year ended December 31, 2018 consists of (a) $10.9 million related to payments made to unionized employees under a voluntary buyout program at the Lexington Hotel New York, which are classified within other hotel expenses on the consolidated statement of operations and (b) $0.8 million related to the departure of our former Executive Vice President and Chief Financial Officer, which is classified within corporate expenses on the consolidated statement of operations.

	Full Year 2019 Guidance
	Low End	High End
Net income	$86.7	$97.7
Real estate related depreciation and amortization	110.0	109.0
FFO	196.7	206.7
Non-cash ground rent	7.3	7.3
Non-cash amortization of favorable and unfavorable contract liabilities, net	(2.0)	(2.0)
Hurricane-related costs	2.0	2.0
Adjusted FFO	$204.0	$214.0
Adjusted FFO per diluted share	$1.00	$1.04